Exhibit 10.1

INVESTMENT AGREEMENT

between

REPUBLIC FIRST BANCORP, INC.

and

___________________

dated as of

April __, 2014

TABLE OF CONTENTS

Page

1.	Purchase and Sale of Shares	1

2.	The Closing	1

3.	Representations, Warranties and Covenants of Issuer	2

4.	Representations, Warranties and Covenants of Investor	4

5.	Confidentiality Agreement	7

6.	Mutual Conditions to Closing	7

7.	Conditions Precedent to the Obligation of Investor to Purchase the Shares	7

8.	Conditions Precedent to the Obligation of Issuer to Sell the Shares	8

9.	Issuer Registration of Shares	8

10.	Investor Covenants re Registration of Shares	9

11.	Notices	9

12.	Cooperation with Bank Regulators	10

13.	Expiration of Agreement	10

14.	Miscellaneous	10

15.	Certain Definitions	12

(i)

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (the “Agreement”) is made as of the ___ day of April 2014, by and between Republic First Bancorp, Inc., a Pennsylvania corporation (the “Issuer”), and the undersigned investor (the “Investor”).

WHEREAS, Issuer intends to issue up to __________ shares of its common stock, par value $0.01 per share (the “Common Stock”) to a limited number of accredited investors in a private placement (the “Private Placement”);

WHEREAS, Issuer desires and has agreed to sell, and the Investor desires and agrees to purchase, shares of Common Stock in the Private Placement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.  Purchase and Sale of Shares.

1.1.  Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.1 hereof), Issuer shall issue and sell to Investor, and Investor shall purchase from the Issuer, for the purchase price set forth on Schedule I attached hereto (the “Purchase Price”), the number or percentage of shares of Common Stock set forth opposite the Investor’s name on Schedule I attached hereto (each a “Share” and collectively, the “Shares”).

1.2.  At the Closing, Investor shall pay to Issuer the Purchase Price, in cash, in consideration of its purchase of the Shares.

2.  The Closing.

2.1.  The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 10:00 a.m. Eastern Time, at the offices Stevens & Lee, 1818 Market Street, 29th Floor, Philadelphia, Pennsylvania 19103, or at such other place as the parties shall agree in writing, on the latest to occur of the conditions set forth in Sections 6, 7, and 8 (other than those conditions that by their nature are to be satisfied or waived at Closing), or at such other date and place as the parties shall mutually agree, but no later than ____________ __, 2014.

2.2.  Immediately prior to the Closing (and as a condition of Investor’s obligations to purchase the Shares and otherwise perform its obligations under this Agreement), Issuer shall deliver to Investor a certificate executed by its Chief Executive Officer certifying that (a) as of such date, to his knowledge, the representations and warranties of Issuer set forth herein are accurate and complete in all material respects and (b) that the conditions set forth in Sections 6 and 7 have been satisfied.

2.3.  Immediately prior to the Closing (and as a condition of Issuer’s obligations to deliver the Shares and otherwise perform his or her obligations under this Agreement), Investor shall deliver to Issuer a certificate executed by Investor certifying as to Investor that (a) as of such date, to his or her knowledge, the representations and warranties of Investor set forth herein are accurate and complete in all material respects and (b) that the conditions set forth in Sections 6 and 8 have been satisfied.

2.4.  At the Closing, subject to the terms and conditions hereof, Issuer shall issue the Shares to Investor and deliver to Investor one or more certificates representing the Shares, duly registered in the name of Investor, as specified on Schedule I hereto.

2.5.  At the Closing, subject to the terms and conditions hereof, Investor shall deliver to Issuer the Purchase Price by wire transfer of immediately available funds to an account designated by Issuer.

3.  Representations, Warranties and Covenants of Issuer.  In addition to the warranties, representations and covenants of Issuer contained elsewhere herein, Issuer hereby warrants, represents and covenants to Investor as follows:

3.1.  Issuer is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Issuer’s ability to conduct its business or consummate the transactions contemplated hereby.

3.2.  The authorized capital stock of Issuer consists of 50,000,000 shares of Common Stock, of which 25,972,897 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of which no shares were issued and outstanding, in each case as of the date hereof.  Other than the Common Stock and Preferred Stock, there are no other authorized classes of equity securities of Issuer.  Except for (i) other investment agreements entered into with other investors in connection with the Private Placement, (ii) stock options to purchase an aggregate of 1,511,024 shares of Common Stock granted under Issuer’s incentive compensation plans, and (iii) 1,661,538 shares of Common Stock issuable upon conversion of convertible trust securities issued under Republic First Bancorp Capital Trust IV, as of the date hereof, there are no outstanding subscriptions, options, warrants, debt instruments or other agreements obligating Issuer to issue, sell or otherwise dispose of any shares of Common Stock.  As of the Closing, upon payment of the Purchase Price to Issuer by Investor, the Shares are being sold, and (upon receipt by Investor at the Closing) will be, free and clear of all security interests, liens, charges, and pledges, of whatever nature, except for those granted by or imposed on the property of Investor.

3.3.  Issuer possesses the requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.

3.4.  This Agreement has been duly executed and delivered by Issuer and (assuming it has been duly authorized, executed and delivered by Investor) is a legal, valid and binding obligation of Issuer and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.5.  The execution and delivery of this Agreement by Issuer, the consummation of the transactions contemplated hereby, and the compliance by Issuer with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Issuer is a party or by which it or its properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Issuer’s ability to consummate the transactions contemplated hereby.

3.6.  Issuer has made or will make on a timely basis all necessary filings with all applicable federal, state and local authorities and/or regulatory bodies, and has complied with all applicable laws, in each case with respect to the transaction contemplated herein, and Issuer will take all such further actions as are necessary or appropriate to cause the transaction contemplated hereby to comply with all applicable laws.

3.7.  Issuer has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the eighteen (18) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8.  The consolidated financial statements of the Issuer and its subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Issuer and its subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

3.9.  Issuer is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).  Republic First Bank (the “Bank”) is Issuer’s only subsidiary banking institution.  The Bank holds the requisite authority from the Pennsylvania Department of Banking and Securities (the “Department”) to do business as a state-chartered banking corporation under the laws of the Commonwealth of Pennsylvania.  Each of Issuer and the Bank is in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Department and any other foreign, federal or state bank regulatory authorities (together with the Department, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over Issuer and the Bank, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a material adverse effect on Issuer.  The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due.

3.10.  No Person has, or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Issuer or the Investor for any commission, fee or other compensation as a finder or broker because of any act or omission by the Issuer or any of its agents.

4.  Representations, Warranties and Covenants of Investor.  In addition to the warranties, representations and covenants of Investor contained elsewhere herein, Investor hereby warrants, represents and covenants to Issuer as follows:

4.1.  Investor is an adult individual with full corporate power and authority to own and hold his or her property.

4.2.  Investor possesses all requisite power and authority to execute and deliver this Agreement and to perform all of his or her obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.

4.3.  This Agreement has been duly executed and delivered by Investor and (assuming it has been duly authorized, executed and delivered by Issuer) is a legal, valid and binding obligation of Investor and is fully enforceable against him or her in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.4.  Investor acknowledges that the Shares have not been registered under the Securities Act, but are being issued in reliance upon an exemption from the registration requirements of the Securities Act.  Investor understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of federal and state securities laws and Issuer is relying upon the truth and accuracy of, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.  The Investor understands that no federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.5.  Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock and is able to bear the economic risk of loss with respect to his or her investment in the Common Stock.  Investor acknowledges that the Shares were not offered to the Investor by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications.

4.6.  The execution and delivery of this Agreement by Investor, the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Investor is a party or by which his or her properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Investor’s ability to consummate the transactions contemplated hereby.

4.7.  There are no agreements or other arrangements, written or otherwise, between Investor and any other Person to act together for the purpose of acquiring, holding, voting or disposing of the Shares.  Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act.  Investor also represents that each of the accounts which it manages or advises to which the Shares will be allocated, if any, is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and either does not have the discretion to distribute or resell the Shares allocated to it or is not purchasing such allocation of Shares with a view toward resale, assignment, fractionalization, or distribution thereof. Investor also represents that it has discretionary authority to act on behalf of any such accounts.  Investor will execute such other documents as reasonably requested by Issuer to confirm or document Investor’s status as an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

4.8.  Investor acknowledges that it has had access to adequate information, has made his or her own due diligence investigation, and has had an opportunity to ask questions and receive answers from Issuer regarding (i) the terms and conditions of the offering of the Shares, and (ii) the business, prospects and financial condition of Issuer.  Investor also acknowledges that it has been represented by counsel different from Issuer’s counsel or has chosen not to be represented by counsel (as the case may be) and has not relied on Issuer or its counsel in the preparation, negotiation, execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

4.9.  Investor acknowledges and understands the risks involved in and the tax consequences of this investment, including the risk of losing the entire investment in the Shares, and the tax consequences of this investment to Investor.  Investor has not been furnished a prospectus or any part of a registration statement filed with the SEC or any state securities agency or commission.  Investor has reviewed the information provided to Investor by Issuer in connection with Investor’s due diligence and is familiar with the existing and proposed business operations, management and financial condition of Issuer.

4.10.  Investor is not relying on Issuer or on any legal or other opinion in the materials reviewed by Investor with respect to the financial or tax considerations of Investor relating to his or her investment in the Shares, and has consulted with his or her own legal, accounting, tax, investment and other advisers for legal, tax treatment or investment advice with respect to the merits and risk of an investment in the Common Stock, the transactions contemplated by this Agreement and the securities laws of any jurisdiction applicable to Investor.  Investor has relied solely on the representations and warranties, covenants and agreements of Issuer in this Agreement and on his or her examination and independent investigation in making his or her decision to acquire the Shares.

4.11.  No oral or written material representations have been made to Investor in connection with Investor’s acquisition of the Shares which were inconsistent with the information reviewed by Investor.  Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares hereunder, it has not relied on any representations or warranties of any type or description made by Issuer or any of its representatives with regard to Issuer’s business or properties, or the prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

4.12.  Investor acknowledges and agrees that Investor may not transfer any of the Shares unless (i) such shares have been registered under the Securities Act and applicable state securities laws and such sale or other disposition is made pursuant to such registration, or (ii) such transfer is pursuant to an exemption from the registration requirements of the Securities Act and such laws, in which case, if reasonably requested by Issuer, Investor shall have furnished Issuer with an opinion of counsel, reasonably satisfactory to Issuer, that such disposition will not require registration under the Securities Act.  Investor has no present arrangement (whether or not legally binding) at any time to transfer the Shares.

4.13.  Investor is not “acting in concert” with any other prospective investor in Issuer within the meaning of the applicable regulations of the Federal Reserve.

4.14.  Investor acknowledges and agrees that the Shares are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any other government agency, and that no Federal or state governmental agency or any Bank Regulatory Authority has passed upon or will pass upon the offer or sale of the Shares or has made or will make any finding or determination as to the fairness of this investment.

4.15.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Issuer or the Investor for any commission, fee or other compensation as a finder or broker because of any act or omission by the Investor or any of his or her agents.

4.16.  The representations and warranties of Investor made herein are accurate in all material respects.  Investor will have funds, including, if applicable, the fiduciary and legal authority of assets under management, sufficient to pay the Purchase Price at the Closing.

5.  Confidentiality Agreement.  Investor and Issuer hereby acknowledge that the confidentiality agreement entered into between them, dated April __, 2014, remains in full force and effect in accordance with its terms.

6.  Mutual Conditions to Closing.  The obligation hereunder of Investor to purchase, and Issuer to sell, the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by Investor and Issuer):

6.1.  All consents and approvals of any regulatory body or agency necessary to consummate the transactions contemplated by this Agreement shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed, and all conditions to consummation of the transactions set forth in this Agreement shall have been satisfied.

6.2.  There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the reasonable judgment of the parties, based upon advice of counsel, would have a material adverse effect with respect to the interests of the parties to this Agreement.  No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.  No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any regulatory authority that prohibits, restricts, or makes illegal the consummation of the transactions contemplated in this Agreement.

7.  Conditions Precedent to the Obligation of Investor to Purchase the Shares.  The obligation hereunder of Investor to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Investor):

7.1.  Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct in all material respects, and Investor shall have received the certificate executed by Issuer’s Chief Executive Officer set forth in Section 2.2 hereof.

7.2.  Issuer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Issuer at or prior to the Closing.

7.3.  The Shares shall have been approved for listing on the Nasdaq Global Market, trading of the Common Stock shall not have been suspended by the SEC or the Nasdaq Global Market and the Common Stock shall not have been delisted by The NASDAQ Stock Market LLC.

8.  Conditions Precedent to the Obligation of Issuer to Sell the Shares.  The obligation hereunder of Issuer to sell the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Issuer):

8.1.  Each of the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects, and Issuer shall have received the certificate executed by Investor or Investor’s Chief Executive Officer set forth in Section 2.3 hereof.

8.2.  Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

9.  Issuer Registration of Shares.  Issuer agrees:

9.1.  to promptly prepare and file with the SEC no later than thirty (30) days after the date hereof, a registration statement on Form S-3, or any similar registration statement, of Issuer under the Securities Act with respect to resale of the Registrable Securities (the “Registration Statement”), and thereafter use all diligent efforts to cause such Registration Statement to become effective within five (5) business days after notice from the SEC that such Registration Statement may be declared effective, and to keep the Registration Statement effective at all times until the earliest of (i) the date when Investor may sell all Shares under Rule 144 promulgated under the Securities Act without volume limitations or (ii) the date Investor no longer owns any of the Shares (collectively, the “Registration Period”), which Registration Statement (including any amendments or supplements thereto, and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

9.2.  to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and current at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the sale or other disposition of all the Shares covered by the Registration Statement until the expiration of the Registration Period.

9.3.  unless available to Investor without charge through EDGAR, the SEC’s website or Issuer’s website, to furnish to Investor, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Issuer, a copy of the Registration Statement, each preliminary prospectus and the final prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as Investor may reasonably request in order to facilitate the sale or other disposition of the Shares owned by Investor.

9.4.  to notify Investor at any time during the Registration Period of the happening of any event as a result of which the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

10.  Investor Covenants re Registration of Shares.  In connection with registration of the Shares contemplated by Section 9.1 above, Investor agrees:

10.1.  to timely furnish to Issuer in writing such information regarding Investor and the distribution proposed by Investor as shall be reasonably requested by Issuer and as shall be required to effect such registration or qualification and shall timely execute such documents in connection with such registration as Issuer may reasonably request.

10.2.  to cooperate with Issuer as reasonably requested by Issuer in connection with the preparation and filing of the Registration Statement and the qualification of the resale of the shares under applicable “blue sky” laws hereunder.

10.3.  to not resell any Shares pursuant to the Registration Statement upon receiving notice from Issuer pursuant to Section 9.4 hereof that the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, unless and until Issuer has provided Investor with an amendment or supplement to the prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

11.  Notices.  All notices required or permitted to be given under this Agreement shall be in writing and shall be shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telecopy or facsimile if sent during normal business hours of the recipient, or if not, then on the next business day; (c) five (5) days after having been sent by United States registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposited with a nationally recognized overnight courier service (such as Federal Express), specifying next business day delivery, with written verification of receipt.  Notices shall be addressed as follows:

If to the Investor:

Addressed to the Investor in accordance with
the address set forth on Schedule I hereto

If to Issuer:

Republic First Bancorp, Inc.
50 South 16th Street
Philadelphia, PA 19102
Attention: Harry D. Madonna
Facsimile:  (215) 735-0855
Email: hmadonna@myrepublicbank.com

with a copy to:

Stevens & Lee, P.C.
111 North 6th Street
Reading, PA  19603
Attention:  David W. Swartz, Esq.
Facsimile:  (610) 988-0815
Email:  dws@stevenslee.com

or at such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.

12.  Cooperation with Bank Regulators.  Investor shall, at the request of Issuer, promptly provide such information as any Bank Regulatory Authority may request in connection with any application or filing required to be made by Issuer, and undertakes that any such information provided by Investor shall be true and accurate.  Investor shall also execute, if required or requested by any Bank Regulatory Authority, a passivity agreement in such form as may be requested or required by such regulator.  If at any time and to the extent that the Federal Reserve or any other governmental authority objects or otherwise indicates, whether formally or informally, that any arrangement set forth in this Agreement will violate the Pennsylvania Banking Code of 1965, the BHC Act or the Change in Bank Control Act, or any of the rules, regulations and guidance promulgated thereunder, the Investor and Issuer shall agree to any amendment to this Agreement as requested or required by such governmental authority.

13.  Expiration of Agreement.  The obligations of Investor and Issuer under this Agreement shall expire on the latest of (i) December 31, 2014 or (ii) the last date of the Registration Period.

14.  Miscellaneous.

14.1.  This Agreement (including any exhibits and schedules hereto) and the other documents delivered or to be delivered hereunder set forth the entire understanding of the parties with respect to its subject matter, supersede all prior agreements and understandings between the parties in respect of its subject matter.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.  This Agreement is not transferable or assignable by the parties without the prior written consent of the other party.

14.2.  This Agreement may not be modified, amended, supplemented or altered except by written agreement executed by all parties hereto.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

14.3.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement and the transactions contemplated hereby.

14.4.  The representations, warranties, covenants and agreements of Issuer and Investor contained herein or made pursuant to this Agreement which by their terms are intended to survive the consummation of the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

14.5.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.  Any legal proceedings with respect to this Agreement shall take place solely within any Pennsylvania state court or U.S. District Court for the Eastern District of Pennsylvania and all parties hereto consent to the jurisdiction of said Court.  THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.  Notwithstanding the foregoing, a judgment may be enforced by any court of competent jurisdiction.

14.6.  Issuer will provide to Investor an advance copy of any proposed announcement to be made by Issuer with respect to this Agreement and/or the transactions contemplated hereby and Investor shall have the right to approve any information contained therein regarding Investor, his affiliates and the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed.  Further, Investor will not make any public announcement with respect to this Agreement and/or the transactions contemplated thereby without approval by Issuer of the content and timing of such announcement, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Issuer may disclose information relating to the transactions contemplated by this Agreement without the consent of Investor to any regulatory agency with jurisdiction over Issuer or the Bank or as may be required by law.

14.7.  This Agreement may be executed in one or more identical counterparts, each of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

14.8.  The section and subsection headings contained in this Agreement are included for convenience only and are not to be considered in construing this Agreement.

14.9.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10.  Each of Issuer and Investor shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

15.  Certain Definitions.  In addition to the terms defined elsewhere in this Agreement, whenever used herein, the following terms shall have the meanings ascribed to them below:

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Registrable Securities” means (a) any shares of Common Stock issued by the Issuer in the Private Placement, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities can be sold under Rule 144 (or any similar provisions then in force) under the Securities Act without any volume limitations, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

REPUBLIC FIRST BANCORP, INC.

By:
Harry D. Madonna, Chairman, President and
Chief Executive Officer

INVESTOR:

By:
Name:
Title:

SCHEDULE I

Investor*	Purchase Price	Number and Percentage of Shares

	$	$

*	Please provide full name, address, phone number and email address. If you are an individual, please provide the address of your primary legal residence.

 S-I